^DOCNUM^

                     SECOND AMENDMENT TO THE
       AMERICAN PRESIDENT COMPANIES, LTD. RETIREMENT PLAN
            (As Amended and Restated January 1, 1993)


     The American President Companies, Ltd. Retirement Plan as amended and restated effective January 1, 1993 (the
"Plan"), is hereby further amended as follows, effective as of the dates specified:

     1. Effective January 1, 1996, Section 1.14(B) is amended to read in its entirety as follows:

     (B) Any bonus that he receives during such calendar year under the Company's year-end bonus plan for executives and key employees;

     2. Effective January 1, 1993, Section 1.20(1) is amended in its entirety to read as follows:

          (1)  Received Total Compensation of more than
          $75,000 (or such larger amount as may be adopted by the Commissioner of Internal Revenue to reflect a cost-of-living adjustment);

     3. Effective January 1, 1993, a new sentence shall be added after the second sentence in Section 4.10(E) to read as follows:

     The conversion shall be based on the reduction factors described below:

     (1) For a Participant whose Retirement Income commences when he is age 62 or older, but prior to his attainment of the Social Security retirement age, the reduction factor shall be 5/9 of one percent for each of the first 36 months and 5/12 of one percent for each month thereafter preceding his Social Security retirement age.

     (2) For a Participant whose Retirement Income commences prior to his attainment of age 62, the benefit shall be the actuarial equivalent of the limitation that would be applicable to such Participant at age 62, based on the factors described above.

     4.   Effective January 1, 1993, the last sentence of
Section 4.13(C) is amended as follows:

     The calculation in (i) above shall be made on the assumptions that the Participant separated from all service with Affiliates on May 31, 1994 and that the limitation in effect under Code section 401(a)(17) was the applicable $200,000 indexed limitation for each Plan Year before June 1, 1994, and without regard to any changes in the amount of his Average Annual
     Compensation or primary Social Security benefit after May 31, 1994.

     5. Effective January 1, 1993, Section 12.5 is amended by adding the following in lieu of the first sentence:

     All of an individual's Periods of Service determined pursuant to this Article 12 shall be aggregated on the basis of months, regardless of any intervening period of severance. (However, no period which constitutes a period of severance shall be included in the individual's Period of Service or aggregated Period of Service, except as provided in Section 12.2.)


     To record this Second Amendment to the Plan as set forth herein, the corporation has caused its authorized officer to execute this document this 23rd day of January, 1996.


                         American President Companies, Ltd.

                         By:___/s/ Timothy J. Windle______

                         Title:___Assistant Secretary ____